Exhibit 99.1

Eastman to Acquire Taminco in $2.8 Billion Transaction

Acquisition Expected to be Accretive to EPS by Greater Than $0.35 in 2015

and Greater Than $0.60 in 2016

Acquisition Will Add Attractive Alkylamines Stream to Eastman’s Portfolio

KINGSPORT, Tenn., Sept. 11, 2014 – Eastman Chemical Company (NYSE:EMN) today announced that it has entered into a definitive agreement with Taminco Corporation (NYSE:TAM) under which Eastman will acquire Taminco, a global specialty chemical company. Under the terms of the agreement, Taminco stockholders will receive $26.00 in cash for each share of Taminco common stock. The total transaction value is $2.8 billion, including net assumed debt of $1 billion. The acquisition will be funded with available cash and debt financing.

“The acquisition of Taminco demonstrates Eastman’s continued commitment to accelerating growth throughout the company and around the globe,” said Mark Costa, chairman and chief executive officer of Eastman. “As a specialty chemical company with consistent earnings growth and leading positions in attractive niche end markets, Taminco is a strong fit with Eastman’s strategic focus. Taminco will add an attractive alkylamines stream to our chemical portfolio.”

“We commend the management team and employees of Taminco. Their innovation-driven strategy has helped transform Taminco into a leading specialty chemical company as demonstrated by its strong, consistent earnings growth over the past eight years. We are confident that our similar business models will allow for a smooth and seamless integration,” added Costa. “We look forward to welcoming the Taminco employees to Eastman.”

Compelling Strategic Rationale

•	Strengthens Eastman’s Presence in Attractive Niche End-Markets Benefitting from Megatrends: The acquisition of Taminco strengthens Eastman’s presence in attractive niche markets such as food, feed and agriculture. In addition, it provides opportunities to accelerate growth in the personal care, coatings, and oil and gas markets. These markets also benefit from global megatrends such as a growing population, demand for high-performance products, and energy efficiency.

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Leverage World-Class Technology Platform Underpinned by Common Business Model: The acquisition of Taminco will add an attractive, world-class technology platform in alkylamines to Eastman’s portfolio. Taminco and Eastman share a common approach to stream management and vertical integration that

Eastman expects to leverage to create new opportunities for growth and to broaden opportunities to leverage the advantage created by shale gas.

•	Achievable Synergy Opportunities: Eastman stockholders will benefit from corporate and operating cost synergies and revenue synergies. Total synergies are estimated to be approximately five percent of Taminco’s 2013 sales revenues with the majority expected to be realized over the two years post-acquisition.

•	Enhanced Financial Profile and Improved Growth Prospects: Eastman expects free cash flow (defined as cash from operations less capital expenditures and dividends) in the two years following the acquisition to be approximately $1.5 billion and unlevered return on capital to be between 12-15 percent, consistent with previous target returns. The acquisition of Taminco is expected to be accretive to 2015 EPS by greater than $0.35, excluding acquisition-related costs and charges, and to 2016 EPS by greater than $0.60.

Additional Transaction Details

The acquisition, which was approved by the Boards of Directors of both companies, is subject to certain conditions, including a thirty day “go shop” period in which Taminco may solicit alternative acquisition proposals, required regulatory approvals and other customary closing conditions. The majority stockholder of Taminco has agreed, subject to certain conditions, including the Taminco Board’s continuing recommendation of the transaction, to vote its shares of Taminco’s common stock in favor of the acquisition. As a result, no further stockholder approvals will be required to complete the acquisition. The transaction is expected to close by year-end 2014.

Citi is acting as financial advisor and Jones Day is acting as legal counsel to Eastman in connection with this transaction. Eastman expects to fund the purchase price with available cash and new debt, which is expected to include a term loan and public debt with an available bridge facility.

Conference Call/Webcast

Eastman will host a conference call with industry analysts on Sept. 11, 2014 at 1:00 p.m. ET. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Events & Presentations. To listen via telephone, the dial-in number is 913-312-1483, passcode number 9090171. A web replay, a replay in downloadable MP3 format, and the accompanying slides will be available at www.investors.eastman.com, Events & Presentations. A telephone replay will be available continuously from 4:00 p.m. ET, Sept. 11, to 4:00 p.m. ET, Sept. 21, at 888-203-1112 or 719-457-0820, passcode 9090171.

Forward-Looking Statements: This release includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. These forward-looking statements include statements regarding Eastman’s current expectations regarding the timing of completion of the proposed acquisition, the expected benefits of the proposed acquisition, integration plans and expected synergies therefrom, and Eastman’s anticipated future financial and operating performance and results, including estimates for general economic conditions and growth. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 that has been filed with the SEC. Filings made by Eastman are available when filed with the SEC on the Eastman web site at www.eastman.com in the Investors, SEC Information section.

About Eastman Chemical Company

Eastman is a global specialty chemical company that produces a broad range of products found in items people use every day. With a portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. Its market-driven approaches take advantage of world-class technology platforms and leading positions in attractive end-markets such as transportation, building and construction and consumables. Eastman focuses on creating consistent, superior value for all stakeholders. As a globally diverse company, Eastman serves customers in approximately 100 countries and had 2013 revenues of approximately $9.4 billion. The company is headquartered in Kingsport, Tennessee, USA and employs approximately 14,000 people around the world. For more information, visit www.eastman.com.

About Taminco Corporation

Taminco is a global specialty chemical company, with a clear focus on niche markets. Taminco is the world’s leading producer of alkylamines & derivatives and a major producer of formic acid & derivatives, supplying diversified, global end markets. Taminco’s products are used by customers in the manufacture of a diverse array of products for the agriculture, animal nutrition, water treatment, personal & home care and oil & gas end-markets, and its products provide these goods with a variety of ancillary characteristics required for optimal performance. Taminco currently operates in 23 countries with eight production facilities.

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Contacts:

Media: Tracy Kilgore

423-224-0498/ tjkilgore@eastman.com

Investors: Greg Riddle

212-835-1620 / griddle@eastman.com